UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2016

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1807 Ross Avenue, 4th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On March 10, 2016, InfraREIT, Inc. (the “Company”) issued a press release announcing that the Conflicts Committee of its Board of Directors has decided to postpone consideration of the purchase of the Golden Spread Electric Coop interconnection project (the “Golden Spread Project”) and the Cross Valley transmission line (the “Cross Valley Project”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Given the decision to postpone consideration of the purchase of the Golden Spread Project and Cross Valley Project at this time, the Company is no longer providing guidance regarding the potential impact of these projects on the Company’s dividend per share compound annual growth rate range. The Company has posted updated supplemental information relating to the Company’s financial outlook, as well as a “ROFO Project Update,” in the Investor Relations section of the Company’s website at www.InfraREITInc.com. The next ROFO Project Update will be issued on April 15, 2016.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01. Other Events

As described above, on March 10, 2016, the Company announced its decision to postpone consideration of the purchase of the Golden Spread Project and Cross Valley Project. As previously disclosed, affiliates of Hunt Consolidated, Inc. (“Hunt”) offered these projects to the Company, and negotiations had been ongoing. The current owners of the projects have informed the Company that they intend to transfer the projects to the Company’s tenant, Sharyland Utilities, L.P. Hunt has informed the Company that it expects to offer the Golden Spread Project and Cross Valley Project to the Company in the future.

Item 9.01. Financial Statements and Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

(d) Exhibits.

99.1	—	Press release, dated March 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfraREIT, Inc.

Date: March 10, 2016	By:	/s/ Benjamin D. Nelson
Benjamin D. Nelson
Senior Vice President and General Counsel

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release, dated March 10, 2016

4